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                                                              EXHIBIT 99.8(e)(4)

                               AMENDMENT NO. 2 TO
                             PARTICIPATION AGREEMENT
                                      AMONG
                    LIBERTY LIFE ASSURANCE COMPANY OF BOSTON
                        LIBERTY VARIABLE INVESTMENT TRUST
                         LIBERTY ADVISORY SERVICES CORP.
                                       and
                         LIBERTY FUNDS DISTRIBUTOR, INC.

     This Amendment is made and entered into this 14th day of April, 2003 by and among Liberty Life Assurance Company of Boston (the "Company"), on its own behalf and on behalf of its Separate Accounts, each of which is a segregated asset account of the Company, Liberty Variable Investment Trust (the "Trust"), Liberty Advisory Services Corp. ("LASC") and Liberty Funds Distributor, Inc. ("LFDI").

     WHEREAS, the Company, the Trust, LASC and Keyport Financial Services Corp. ("KFSC") previously entered into a Participation Agreement dated May 19, 1999 (the "Agreement"), which referenced KFSC as the distributor of the Trust's shares in error;

     WHEREAS, the Company, the Trust, and LASC, along with LFDI, entered into an amendment to the Agreement dated February 1, 2000;

     WHEREAS, the Company, the Trust, LASC and LFDI (the "Parties") agree that all references to KFSC in the Agreement should be replaced by LFDI, in recognition that LFDI is the distributor of the Trust's shares;

     WHEREAS, the Parties desire to amend Schedule A to the Agreement to update the list of Trust Series that are available under the Variable Insurance Products offered by the Company; and

     WHEREAS, in connection with a reorganization by Columbia Management Group, Inc. of certain of its investment adviser subsidiaries, whereby LASC was merged into Columbia Management Advisers, Inc. ("CMA"), the Parties also desire that CMA assume the obligations and benefits of LASC under the Agreement.

     NOW THEREFORE, the Parties agree as follows:

     1.   That all references to KFSC in the Agreement be replaced by LFDI.

     2.   That Schedule A shall be amended in its entirety, as attached hereto.

     3. That, effective as of April 1, 2003, CMA became a party to the Agreement and LASC was released from its obligations under the Agreement.

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     IN WITNESS WHEREOF, the Parties, intending to be legally bound hereby, have executed and delivered this Amendment as of the date first written above.

                                       LIBERTY LIFE ASSURANCE COMPANY OF BOSTON
                                       By its authorized officer,

                                       By:
                                              ----------------------------------

                                       Title:
                                              ----------------------------------


                                       LIBERTY VARIABLE INVESTMENT TRUST
                                       By its authorized officer,

                                       By:
                                              ----------------------------------

                                       Title:
                                              ----------------------------------


                                       COLUMBIA MANAGEMENT ADVISERS, INC.
                                       By its authorized officer,

                                       By:
                                              ----------------------------------

                                       Title:
                                              ----------------------------------


                                       LIBERTY FUNDS DISTRIBUTOR, INC.
                                       By its authorized officer,

                                       By:
                                              ----------------------------------

                                       Title:
                                              ----------------------------------

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                                   SCHEDULE A

TRUST SERIES AVAILABLE UNDER THE VARIABLE INSURANCE PRODUCTS

Liberty Growth and Income Fund, Variable Series
   (formerly Colonial U.S. Growth & Income Fund, Variable Series)
Liberty All-Star Equity Fund, Variable Series
Colonial Small Cap Value Fund, Variable Series
Colonial Strategic Income Fund, Variable Series
Columbia High Yield Fund, Variable Series


SEPARATE ACCOUNTS UTILIZING THE SERIES

LLAC Variable Account


VARIABLE INSURANCE PRODUCTS FUNDED BY THE SEPARATE ACCOUNT

Liberty Life's Spectrum Select Modified Single Payment Variable Life Insurance Contract

Liberty's Spectrum Select Last Survivor Modified Single Payment Variable Life Insurance Contract

Liberty Life's Spectrum Select Plus Flexible Premium Variable Life Insurance Contract